R.H. Donnelley

                                   newsrelease



  Media Contact:                                           Analyst Contact:
  Reid H. Gearhart                                         Frank M. Colarusso
  The Dilenschneider Group                                 R.H. Donnelley
  212.922.0900                                             914.933.3178



                    R.H. DONNELLEY REPORTS 8.9 PERCENT GROWTH
                  IN SECOND-QUARTER DILUTED EARNINGS PER SHARE
                     VERSUS AS-ADJUSTED EARNINGS A YEAR AGO


       Results for the Quarter in Line with the Company's Expectations;

             RHD Remains on Track to Achieve EPS Target in 1999

  PURCHASE, N.Y., July 27--R.H. Donnelley Corporation (NYSE:RHD), the nation's largest independent marketer of yellow pages advertising, today reported second-quarter diluted earnings of 49 cents a share, up 8.9 percent compared with as-adjusted diluted earnings of 45 cents a share a year ago.

       "R.H. Donnelley's second-quarter performance, highlighted by continued good growth in advertising sales and operating income at DonTech, met our expectations," said Frank R. Noonan, chairman and chief executive officer. "Based on our favorable results to date and the current outlook for the business, we are on pace to achieve our full-year operational and financial goals for 1999."

       R.H. Donnelley separated from The Dun & Bradstreet Corporation and became an independent public company on July 1, 1998. The company's 1998 results have been adjusted to include estimated corporate overhead, interest expense and income taxes as if RHD had been an independent company prior to July 1, 1998.

       Second-quarter advertising sales for published directories increased by
  3.9 percent to $280.7 million from $270.1 million a year ago. Results for the quarter included $6.8 million in sales from Bell Atlantic's Buffalo, N.Y., market, a contract won by the company in May 1998.

       Advertising sales at DonTech increased by 4.1 percent in the second quarter to $82.1 million from $78.9 million a year ago. Continued good growth in advertising sales at DonTech underscored the successful rebalancing of the unit's directory publication schedule in 1997 and 1998. DonTech is a perpetual joint venture partnership between R.H. Donnelley and Ameritech, selling yellow pages advertising in Illinois and northwest Indiana.

       Directory Advertising Services posted second-quarter advertising sales of $198.6 million, up 3.9 percent from $191.2 million a year ago. Excluding sales from Bell Atlantic's Buffalo market, Directory Advertising Services ad sales were up slightly over a year ago. Advertising sales in most of Bell Atlantic's upstate markets were in line with expectations, while results in certain downstate markets were lower than anticipated. Directory Advertising Services includes the company's relationships with Bell Atlantic and Sprint, RHD's independent directory business in Cincinnati, and the company's new joint venture in China.

       Second-quarter operating income at R.H. Donnelley increased by 1.6 percent to $37.5 million from $36.9 million a year ago. DonTech posted a
  5.2 percent increase in second-quarter operating income, to $36.7 million from $34.9 million a year ago. Operating income at Directory Advertising Services was up 6.8 percent to $6.3 million from $5.9 million a year ago. Directory Publishing Services posted a modest loss in the second quarter, improving slightly from the loss reported in the second quarter of 1998. Second-quarter operating income was held down by general and corporate expenses, which increased in line with the company's expectations. For the full year, the company expects general and corporate expenses to be down modestly from 1998.


  Restatement to Conform Sprint Revenue Recognition

       The company also announced a change in its recording of revenue for certain directories in its Sprint relationship. As a result of this change, RHD restated its prior period results. The company noted that for certain Sprint directories R.H. Donnelley earns both revenue from commissions on the sale of directory advertising and a share of income from the Sprint partnership, which publishes the directories. Previously, RHD recorded sales-commission revenues from these directories, including the semi-annual Sprint First Source Las Vegas directory, in July and December. However, the company's share of partnership-publishing income was recorded in July and January when the directories were published. To be consistent, the company will now record both the revenue and its share of partnership income in July and January.

       As a result of this change, fourth-quarter 1997 and fourth-quarter 1998 results will be reduced, and results for the first quarters of 1997, 1998 and 1999 will be increased. On a full-year basis, RHD's 1998 as-adjusted diluted earnings per share will be reduced by 1 cent to $1.38 and 1997 as-adjusted diluted earnings per share will be reduced by 1 cent to $1.24. Also, a one-time charge against equity of $2.7 million will be taken for periods prior to 1997. This change will have no impact on cash flow and will not affect R.H. Donnelley's full-year 1999 earnings per share goal.


  First-Half Results

       R.H. Donnelley's first-half results reflect the impact of the restatement noted above.

       First-half diluted earnings per share increased by 12.1 percent to 74 cents, compared with as-adjusted diluted earnings per share of 66 cents a year ago. Advertising sales for published directories in the first six months of 1999 increased by 5.0 percent to $530.4 million from $505.3 million a year ago. Excluding sales of $9.6 million from Bell Atlantic's Buffalo market, sales for the period increased by 3.1 percent.

       DonTech posted first-half advertising sales of $217.0 million, up 4.3 percent from $208.1 million in the first six months of 1998. Advertising sales at Directory Advertising Services increased by 5.5 percent, to $313.4 million from $297.2 million a year ago. Excluding sales from Bell Atlantic's Buffalo market, sales at Directory Advertising Services were up 2.2 percent.

       Operating income in the first half increased by 2.8 percent to $61.4 million from $59.7 million a year ago, reflecting good growth in Directory Advertising Services and DonTech, held down by an anticipated increase in first-half general and corporate expenses, primarily due to timing. The company noted that while general and corporate expenses in the first half increased over the relatively low level in the first half of 1998, general and corporate expenses to date in 1999 remain below the expected run rate for the full year. DonTech reported 4.7 percent growth in first-half operating income to $57.5 million from $54.9 million in the first half of 1998. Operating income at Directory Advertising Services rose by 13.0 percent to $18.3 million, compared with $16.2 million a year ago.


  Outlook for R.H. Donnelley

       The company noted that the restatement will have no impact on cash flow and will not affect R.H. Donnelley's full-year 1999 earnings per share goal. RHD reaffirmed its goal to deliver low-double-digit growth in earnings per share over the long term. For the full year, the company expects DonTech to generate continued solid results, with sales above the industry average.
  The trend in Bell Atlantic's sales is expected to improve, but full-year sales are likely to be below expectations. Sprint's sales are forecast to be below expectations, due to various one-time factors. As a result of these factors, and an expected reduction in general and corporate expense, the company anticipates good growth in full-year operating income. Growth in earnings per share is expected to be in the low double digits, as a result of the net impact of lower interest costs due to strong cash flow and the effect of the company's share repurchase program.


  Financial Position

       At June 30, 1999, total debt was $457.8 million. In the second quarter, operating cash flow, which is cash flow before capital expenditures and capitalized software spending, was $7.6 million. Capital expenditures and capitalized software spending for the second quarter were $1.8 million, which was somewhat below normal quarterly spending levels. During the quarter the company invested $8.0 million in its joint venture in China, bringing its total investment in the joint venture to $9.3 million. The company also repurchased $5.3 million of stock in the quarter and received $1.1 million of proceeds from the exercise of stock options. Debt increased by $6.9 million in the quarter.

       In the first half, operating cash flow was $36.4 million, driven primarily by seasonal collections of receivables in the first quarter. Capital expenditures and capitalized software spending for the first half were $2.9 million, below normal spending levels due to timing factors. The company repurchased $12.8 million of stock in the first half of 1999 and received $2.2 million of proceeds from the exercise of stock options. Debt decreased by $10.9 million in the first half and cash increased by $4.0 million.


  Reported Results

       R.H. Donnelley's reported results include the company's performance as a unit of The Dun & Bradstreet Corporation up to the separation of the company from D&B on July 1, 1998, and the company's actual results since the separation. For the period prior to the separation, reported results include actual overhead, which was lower compared with the post-separation period. Reported results include a stand-alone tax rate for RHD for the period prior to the separation.

       In the second quarter of 1999, RHD reported net income of $16.9 million, or 49 cents per diluted share, compared with net income of $21.7 million, or 63 cents per diluted share, in the second quarter of 1998.

       In the first half of 1999, RHD reported restated net income of $25.4 million, or 74 cents per diluted share, compared with restated net income of $36.7 million, or $1.06 per diluted share, in the first half of 1998.

       R.H. Donnelley, headquartered in Purchase, N.Y., is the largest independent marketer of yellow pages advertising in the U.S. RHD sells approximately $1 billion in yellow pages advertising a year and is the publisher or sales agent for nearly 300 directories with a total circulation of more than 36 million copies. More information about R.H. Donnelley can be found on its Internet site at www.rhd.com.


  Safe Harbor Provision
  ---------------------
  The statements contained in this press release regarding R.H. Donnelley's future operating results and performance and business prospects are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements regarding earnings per share growth and advertising sales growth are forward looking statements set forth under the caption "Outlook for R.H. Donnelley." These statements and all other forward looking statements reflect R.H. Donnelley's current beliefs and specific assumptions with respect to future business decisions and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business prospects to differ from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include the following: (1) loss of market share through competition; (2) uncertainties caused by the consolidation of the telecommunications industry; (3) introduction of competing products or technologies by other companies; (4) complexity and uncertainty regarding the development of new high technology products;
  (5) pricing pressures from competitors and/or customers; (6) changes in the yellow pages industries and markets; (7) the company's inability to complete the implementation of its Year 2000 plans on a timely basis; (8) a sustained economic downturn in the United States.


                         (See attached tables.)



  July 27, 1999


  R.H. DONNELLEY CORPORATION                                        Schedule 1

  APPENDIX OF SCHEDULES
  ---------------------

     Schedule 1:     Appendix of Schedules

     Schedule 2:     Consolidated Adjusted Statement of Income for the Three
                     Months Ended June 30, 1999 and June 30, 1998

     Schedule 3:     Consolidated Adjusted Statement of Income for the Six
                     Months Ended June 30, 1999 and June 30, 1998

     Schedule 4:     Consolidated Balance Sheet at June 30, 1999

     Schedule 5:     Notes for Consolidated Adjusted Statement of Income



  Supplemental Schedules - Results Q1 1998 through Q2 1999
  --------------------------------------------------------

     Schedule 6:    Before Restatement - Consolidated Adjusted Statement of
                    Income for the quarterly periods from Q1 1998 to Q2 1999.
                    For the periods prior to the separation on July 1, 1998, the results have been adjusted to give affect to the spin-off from The Dun & Bradstreet Corporation

     Schedule 7:    With Restatement - Consolidated Adjusted Statement of
                    Income for the quarterly periods from Q1 1998 to Q2 1999 to give affect to the restatement in Q1 1998, Q4 1998 and Q1 1999

     Schedule 8:    After Restatement - Consolidated Adjusted Statement of
                    Income for the quarterly periods from Q1 1998 to Q2 1999.
                    For the periods prior to the separation on July 1, 1998, the results have been adjusted to give affect to the spin-off from Dun & Bradstreet, as well as the restatement in Q1 1998, Q4 1998 and Q1 1999




  R.H. DONNELLEY CORPORATION                                        Schedule 2
  CONSOLIDATED ADJUSTED STATEMENT OF INCOME
  -----------------------------------------
  (Unaudited)
  Amounts in millions, except earnings per share

                                                    Three Months Ended June 30

                                                      As
                                                    Adjusted     Variance
                                          1999       1998      $          %

  Advertising sales (1)
       Directory Advertising Services     $198.6    $191.2     $ 7.4     3.9%
       DonTech Partnership                  82.1      78.9       3.2     4.1%
                                           -----     -----       ---     ---
  Total advertising sales                 $280.7    $270.1     $10.6     3.9%
                                           =====     =====      ====     ===

  Revenue  (2)                            $ 40.1    $ 38.0       2.1     5.5%
                                            ----      ----       ---     ---

  Operating income: (3)
       Directory Advertising Services     $  6.3    $  5.9     $ 0.4     6.8%
       DonTech Partnership                  36.7      34.9       1.8     5.2%
       Directory Publishing Services        (0.5)     (0.7)      0.2    28.6%
       General & corporate (4)              (5.0)     (3.2)     (1.8)  (56.3%)
                                            ----      ----       ---    ----
  Total operating income                  $ 37.5    $ 36.9     $ 0.6     1.6%

  Interest & other expense - net (5)        (9.2)    (10.6)      1.4    13.2%
                                            ----      ----       ---    ----
  Pre-tax income                          $ 28.3    $ 26.3     $ 2.0     7.6%

  Tax (6)                                  (11.4)    (10.5)     (0.9)   (8.6%)
                                            ----      ----       ---     ---
  Net income                              $ 16.9    $ 15.8     $ 1.1     7.0%
                                            ====      ====       ===     ===

  Earnings per share (EPS):
       Basic                               $0.50     $0.46     $0.04     8.7%
       Diluted                             $0.49     $0.45     $0.04     8.9%

  Shares used in computing EPS:
       Basic                                33.8      34.3
       Diluted                              34.4      34.6

  D&A - Directory Ad. & Pub.                $3.3      $3.3     $ -       0.0%
  D&A - Gen & Corp + DonTech                $1.7      $1.7     $ -       0.0%


  EBITDA                                   $42.5     $41.9    $0.6       1.4%

  [FN]
  See notes attached.


  R.H. DONNELLEY CORPORATION                                        Schedule 3
  CONSOLIDATED ADJUSTED STATEMENT OF INCOME
  -----------------------------------------
  (Unaudited)
  Amounts in millions, except earnings per share

                                                    Six Months Ended June 30

                                                   Restated
                                                      As
                                         Restated  Adjusted     Variance
                                          1999       1998      $          %
  Advertising sales (1)
       Directory Advertising Services     $313.4    $297.2     $16.2     5.5%
       DonTech Partnership                 217.0     208.1       8.9     4.3%
                                           -----     -----       ---     ---
  Total advertising sales                 $530.4    $505.3     $25.1     5.0%
                                           =====     =====      ====     ===

  Revenue  (2)                            $ 82.2    $ 71.8      10.4    14.5%
                                            ----      ----       ---     ---
  Operating income: (3)
       Directory Advertising Services     $ 18.3    $ 16.2     $ 2.1    13.0%
       DonTech Partnership                  57.5      54.9       2.6     4.7%
       Directory Publishing Services        (1.9)     (1.0)     (0.9)    n/m
       General & corporate (4)             (12.5)    (10.4)     (2.1)  (20.2%)
                                            ----      ----       ---    ----
  Total operating income                  $ 61.4    $ 59.7     $ 1.7     2.8%

  Interest & other expense - net (5)       (18.9)    (21.3)      2.4    11.3%
                                            ----      ----       ---    ----
  Pre-tax income                          $ 42.5    $ 38.4     $ 4.1    10.7%

  Tax (6)                                  (17.1)    (15.4)     (1.7)  (11.0%)
                                            ----      ----       ---    ----
  Net income                              $ 25.4    $ 23.1     $ 2.4    10.4%
                                            ====      ====       ===    ====

  Earnings per share (EPS):
       Basic                               $0.75     $0.67     $0.08    11.9%
       Diluted                             $0.74     $0.66     $0.08    12.1%

  Shares used in computing EPS:
       Basic                                33.9      34.2
       Diluted                              34.4      34.5

  D&A - Directory Ad. & Pub.                $6.6      $6.2     $ 0.4     6.5%
  D&A - Gen & Corp + DonTech                $3.5      $3.7     $(0.2)   (5.4%)

  EBITDA                                   $71.5     $69.6     $ 2.1     3.0%

  [FN]
  See notes attached.


  R.H. DONNELLEY CORPORATION                                        Schedule 4
  CONSOLIDATED BALANCE SHEET
  --------------------------
  (Unaudited)

  Amounts in millions

                                                               At 6/30/99
  Assets
       Cash and Cash Equivalents                                $   6.3
       Accounts Receivable - net                                   62.8
       Deferred Contract Costs                                     15.0
       Other Current Assets                                         5.3
                                                                  -----
            Total Current Assets                                $  89.4

       Property and Equipment - net                             $  18.1
       Computer Software - net                                     29.1
       Partnership Investments                                    222.0
       Other Non-Current Assets                                    21.2
                                                                  -----
            Total Assets                                        $ 379.8
                                                                  =====

  Liabilities and Shareholders' Deficit
       Accounts Payable and Other Current Liabilities           $  63.5
       Current Portion - Long-Term Debt                             6.0
       Long-Term Debt                                             451.8
       Postretirement and Postemployment Benefits                   9.8
       Deferred Income Taxes                                       49.0
       Other Liabilities                                            9.7
                                                                  -----
            Total Liabilities                                   $ 589.8

  Shareholders' Deficit (Restated)                              $(210.0)
                                                                  -----
            Total Liabilities and Shareholders' Deficit         $ 379.8
                                                                  =====



  R.H. DONNELLEY CORPORATION                                        Schedule 5
  NOTES FOR CONSOLIDATED ADJUSTED STATEMENT OF INCOME
  ---------------------------------------------------
  (1)     Advertising sales is the billing value of total advertising sold for directories published in the period, including RHD's sales agency relationships and partnerships.

  (2) Revenue includes sales commissions received from Bell Atlantic and Sprint related to sales agency activity performed by RHD, as well as revenue generated by Cincinnati and Directory Publishing Services operations.

  (3) Operating income has three components. First, results from operations for Bell Atlantic, Sprint, including the CenDon partnership, Cincinnati and the company's joint venture in China are shown as Directory Advertising Services. Second, results from DonTech, RHD's perpetual joint-venture partnership with Ameritech, and related fees from Ameritech. Third, results from Directory
          Publishing Services which is comprised of RHD's pre-press directory compilation and graphic arts design businesses.

  (4) General and corporate expenses include corporate general & administrative, depreciation & amortization and an estimate for stand-alone corporate overhead expenses as if RHD was a separate public company for the period prior to the separation from D&B on July 1, 1998 and actual expenses thereafter.

  (5) Interest and other expenses related to the $500 million of company debt, prior to the separation from D&B on July 1, 1998, and actual debt and related interest expenses thereafter. Assumes debt was outstanding for the entire period prior to July 1, 1998.

  (6)     Taxes include the estimated stand-alone company rate.

  (7) On July 27, 1999, the Company announced a change in its recording of revenue for certain Sprint directories. As a result of this change, results for the first quarter 1998, fourth quarter 1998 and first quarter 1999 have been restated.

  R.H. DONNELLEY CORPORATION                                        Schedule 6
  CONSOLIDATED ADJUSTED STATEMENT OF INCOME
  -----------------------------------------
  (Given affect to the spin-off from Dun & Bradstreet for the periods prior to the separation on July 1, 1998 and before the effect of the restatement)
  (Unaudited)

  Amounts in millions, except earnings per share

                                         1998                     1999
                                                         Full
                             Q1    Q2     Q3     Q4      Year   Q1      Q2

  Advertising sales:
  Directory Advertising Svcs $64.9 $191.2 $119.5 $215.2  $590.8 $ 69.9 $198.6
  DonTech Partnership (1)    129.2   78.9   64.6  136.2   408.9  134.8   82.1
                             -----  -----  -----  -----   -----  -----  -----
  Total advertising sales   $194.1 $270.1 $184.1 $351.4  $999.7 $204.7 $280.7
                             =====  =====  =====  =====   =====  =====  =====

  Revenue                   $ 24.3 $ 38.0 $ 53.4 $ 54.3  $170.0 $ 31.7 $ 40.1
                             -----  -----  -----  -----   -----  -----  -----

  Operating income:
  Directory Advertising Svcs  $5.5   $5.9  $12.9   $8.3   $32.6   $6.7   $6.3
  DonTech Partnership         20.0   34.9   39.5   25.7   120.1   20.8   36.7
  Directory Publishing Svcs   (0.3)  (0.7)  (0.2)  (1.8)   (3.0)  (1.4)  (0.5)
  General & corporate         (7.2)  (3.2)  (9.1)  (8.9)  (28.4)  (7.5)  (5.0)
                              ----   ----   ----   ----   -----   ----   ----
  Total operating income     $18.0  $36.9  $43.1  $23.3  $121.3  $18.6  $37.5

  Interest & other
       expense - net         (10.7) (10.6) (10.4)  (9.8)  (41.5)  (9.7)  (9.2)
                              ----   ----   ----   ----   -----   ----   ----

  Pre-tax income              $7.4  $26.3  $32.7  $13.5   $79.8   $8.9  $28.3

  Tax                         (2.9) (10.5) (13.1)  (5.4)  (31.9)  (3.6) (11.4)
                              ----   ----   ----   ----    ----    ---   ----
  Net income                  $4.4  $15.8  $19.6   $8.1   $47.9   $5.3  $16.9
                              ====   ====   ====    ===    ====    ===   ====

  Earnings per share (EPS):
  Basic                      $0.13  $0.46  $0.57  $0.24   $1.40  $0.16  $0.50
  Diluted                    $0.13  $0.45  $0.57  $0.24   $1.39  $0.15  $0.49

  Shares used in computing EPS:
  Basic                       34.2   34.3   34.2   34.2    34.2   34.0   33.8
  Diluted                     34.5   34.6   34.4   34.4    34.5   34.3   34.4
                              ====   ====   ====   ====    ====   ====   ====

  D&A - Directory Ad. & Pub.  $2.9   $3.3   $2.9   $2.8   $11.9   $3.3   $3.3
  D&A - Gen & Corp + DonTech  $2.0   $1.7   $2.3   $2.4    $8.4   $1.8   $1.7


  EBITDA                     $22.9  $41.9  $48.3  $28.5  $141.6  $23.7  $42.5

  [FN]
  (1) - The DonTech Partnership 1998 advertising sales have been adjusted to conform to 1999's quarterly publication schedule so that quarterly comparisons will be more meaningful. Actual advertising sales for the DonTech Partnership reported in 1998 were: $137.9 million for the first quarter , $64.3 million for the second quarter, $63.2 million for the third quarter, $137.7 for the fourth quarter 1998 and $403.1 million for the full year.

  R.H. DONNELLEY CORPORATION                                        Schedule 7
  CONSOLIDATED ADJUSTED STATEMENT OF INCOME
  -----------------------------------------
  (Effect of the restatement)
  (Unaudited)

  Amounts in millions, except earnings per share


                                          1998                     1999
                                                         Full
                             Q1    Q2     Q3     Q4      Year    Q1     Q2
  Advertising sales:
  Directory Advertising Svcs $41.1 $ -    $ -    $(44.9) $ (3.8) $44.9 $ -
  DonTech Partnership (1)      -     -      -       -        -     -     -
                              ----  ---    ---     ----     ---   ----  ---
  Total advertising sales   $ 41.1 $ -    $ -    $(44.9) $ (3.8) $44.9 $ -
                              ====  ===    ===     ====     ===   ====  ===

  Revenue                   $  9.5 $ -    $ -    $(10.4)   (0.9)  10.4 $ -
                              ----  ---    ---     ----     ---   ----  ---

  Operating income:
  Directory Advertising Svcs  $4.8   $ -   $ -   $ (5.3) $ (0.5) $ 5.3 $ -
  DonTech Partnership          -       -     -      -       -      -     -
  Directory Publishing Svcs    -       -     -      -       -      -     -
  General & corporate          -       -     -      -       -      -     -
                               ---    ---   ---     ---     ---    ---  ---
  Total operating income      $4.8   $ -   $ -   $ (5.3) $ (0.5) $ 5.3 $ -

  Interest & other
       expense - net           -       -     -      -       -      -     -
                               ---    ---   ---    ---     ---    ---   ---

  Pre-tax income              $4.8   $ -   $ -   $ (5.3) $ (0.5) $ 5.3 $ -

  Tax                         (1.9)    -     -      2.1     0.2   (2.1)  -
                               ---    ---   ---     ---     ---    ---  ---
  Net income                  $2.9   $ -     -   $ (3.2) $ (0.3) $ 3.2 $ -
                               ===    ===   ===     ===     ===    ===  ===


  Earnings per share (EPS):
  Basic                      $0.08   $ -   $ -   $(0.10)  (0.01) $0.09 $ -
  Diluted                    $0.08   $ -   $ -   $(0.10)  (0.01) $0.10 $ -


  Shares used in computing EPS:
  Basic                       34.2   34.3   34.2   34.2    34.2   34.0   33.8
  Diluted                     34.5   34.6   34.4   34.4    34.5   34.3   34.4
                              ====   ====   ====   ====    ====   ====   ====

  D&A - Directory Ad. & Pub.  $ -    $ -   $ -   $ -     $ -     $ -   $ -
  D&A - Gen & Corp + DonTech  $ -    $ -   $ -   $ -     $ -     $ -   $ -


  EBITDA                      $4.8   $ -   $ -   $ (5.3) $ (0.5) $ 5.3 $ -

  [FN]
  NOTE: The results by quarter may not equal the annual results due to rounding.

  R.H. DONNELLEY CORPORATION                                        Schedule 8
  CONSOLIDATED ADJUSTED STATEMENT OF INCOME
  -----------------------------------------
  (Given affect to the spin-off from Dun & Bradstreet for the periods prior to the separation on July 1, 1998 and the effect of the restatement)
  (Unaudited)

  Amounts in millions, except earnings per share

                                         1998                     1999
                                                         Full
                             Q1     Q2     Q3     Q4     Year    Q1      Q2
  Advertising sales:
  Directory Advertising Svcs $106.0 $191.2 $119.5 $170.3  $587.0 $114.8 $198.6
  DonTech Partnership (1)     129.2   78.9   64.6  136.2   408.9  134.8   82.1
                              -----  -----  -----  -----   -----  -----  -----
  Total advertising sales    $235.2 $270.1 $184.1 $306.5  $995.9 $249.6 $280.7
                              =====  =====  =====  =====   =====  =====  =====

  Revenue                    $ 33.8 $ 38.0 $ 53.4 $ 43.9  $169.1 $ 42.1 $ 40.1
                              -----  -----  -----  -----   -----  -----  -----

  Operating income:
  Directory Advertising Svcs $10.3   $5.9  $12.9   $3.0   $32.1  $12.0   $6.3
  DonTech Partnership         20.0   34.9   39.5   25.7   120.1   20.8   36.7
  Directory Publishing Svcs   (0.3)  (0.7)  (0.2)  (1.8)   (3.0)  (1.4)  (0.5)
  General & corporate         (7.2)  (3.2)  (9.1)  (8.9)  (28.4)  (7.5)  (5.0)
                              ----   ----   ----   ----   -----   ----   ----
  Total operating income      22.8  $36.9  $43.1  $18.0  $120.8  $23.9  $37.5

  Interest & other
       expense - net         (10.7) (10.6) (10.4)  (9.8)  (41.5)  (9.7)  (9.2)
                              ----   ----   ----   ----   -----   ----   ----
  Pre-tax income             $12.1  $26.3  $32.7  $ 8.2   $79.3  $14.2  $28.3

  Tax                         (4.8) (10.5) (13.1)  (3.3)  (31.7)  (5.7) (11.4)
                              ----   ----   ----   ----    ----    ---   ----
  Net income                  $7.3  $15.8  $19.6   $4.9   $47.6   $8.5  $16.9
                              ====   ====   ====    ===    ====    ===   ====

  Earnings per share (EPS):
  Basic                      $0.21  $0.46  $0.57  $0.14   $1.39  $0.25  $0.50
  Diluted                    $0.21  $0.45  $0.57  $0.14   $1.38  $0.25  $0.49


  Shares used in computing EPS:
  Basic                       34.2   34.3   34.2   34.2    34.2   34.0   33.8
  Diluted                     34.5   34.6   34.4   34.4    34.5   34.3   34.4
                              ====   ====   ====   ====    ====   ====   ====


  D&A - Directory Ad. & Pub.  $2.9   $3.3   $2.9   $2.8   $11.9   $3.3   $3.3
  D&A - Gen & Corp + DonTech  $2.0   $1.7   $2.3   $2.4    $8.4   $1.8   $1.7


  EBITDA                     $27.7  $41.9  $48.3  $23.2  $141.1  $29.0  $42.5

  [FN]
  NOTE: The results by quarter may not equal the annual results due to rounding

  (1) - The DonTech Partnership 1998 advertising sales have been adjusted to conform to 1999's quarterly publication schedule so that quarterly comparisons will be more meaningful. Actual advertising sales for the DonTech Partnership reported in 1998 were: $137.9 million for the first quarter , $64.3 million for the second quarter, $63.2 million for the third quarter, $137.7 for the fourth quarter 1998 and $403.1 million for the full year.